THE SOMERSET GROUP, INC.                                   CONSOLID

                                             Year Ended December 31
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
                                          1996         1995          1994
Revenue and income:
 Equity in earnings of First Indiana Corporation:
  Earnings before FDIC assessment     3,854,000     3,938,000    2,616,000
   FDIC special assessment             (852,000)         ---           --
                                      ---------     ---------    ---------
                                      3,002,000     3,938,000    2,616,000
  Commissions and fees                1,006,000          ---          ---
  Investment income                     441,000       554,000       70,000
                                      ---------     ---------    ---------
                                      4,449,000     4,492,000    2,686,000
  Gross profit from construction           ---      1,649,000    4,303,000
  Gain on sale of assets                   ---      1,293,000       76,000
                                      ---------     ---------    ---------
    Total revenue and income          4,449,000     7,434,000    7,065,000

Expenses:
  Selling expenses                      460,000       210,000      568,000
  General and administrative expenses 1,021,000     1,390,000    1,927,000
  Interest expense                       42,000       286,000      438,000
                                      ---------     ---------    ---------
     Total expenses                   1,523,000     1,886,000    2,933,000

Income before taxes and minority Int. 2,926,000     5,548,000    4,132,000
Income tax expense                      887,000     2,190,000    1,608,000
                                      ---------     ---------    ---------
                                      2,039,000     3,358,000    2,524,000
  Minority interest in loss of sub         ---           ---        93,000
                                      ---------     ---------    ---------
Net income                            2,039,000     3,358,000    2,617,000
                                     ==========    ==========   ==========
Income per share                         $0.78         $1.29        $1.01

Average shares outstanding            2,618,693     2,605,726    2,597,273


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See accompanying Notes to Consolidated Financial Statements.

                                 C-2